                                                                   Exhibit 10.12


                             QUOTAHOLDERS' AGREEMENT


                                      AMONG


                                 MARCOS FERRETTI


                            SERGIO DE CERQUEIRA LEITE


                                STONERIDGE, INC.


                                       AND


                   PST INDUSTRIA ELETRONICA DA AMAZONIA LTDA.











                             DATED OCTOBER 29, 1997


                          TABLE OF CONTENTS

                                                                                  Page



ARTICLE I            MANAGEMENT AND OPERATIONS OF THE COMPANY                        2

ARTICLE II           RESTRICTIONS ON ASSIGNMENT AND TRANSFERS
                     OF QUOTAS                                                       7

ARTICLE III          TERM AND TERMINATION                                           13

ARTICLE IV           [INTENTIONALLY OMITTED]                                        15

ARTICLE V            ADDITIONAL COVENANTS                                           15

ARTICLE VI           MISCELLANEOUS                                                  17

                             QUOTAHOLDERS' AGREEMENT


             THIS QUOTAHOLDERS' AGREEMENT (this "Agreement"), is made and entered into as of the 29TH day of October, 1997, by and among MARCOS FERRETTI, Brazilian citizen , married, electrical engineer, resident and domiciled at Rua Pedro Vieira da Silva, No. 64-Bl. 1, apt. 41, Jardim Santa Genebra, Campinas, State of Sao Paulo, holder of identification card RG/SP No. 13.602.771, Individual Taxpayers Registration No. 061.910.648-45 ("Ferretti"), SERGIO DE CERQUEIRA LEITE, Brazilian citizen, married, businessman, resident and domiciled at Rua Joaquim Novaes, 250, apt. 62 - Cambui, Campinas, State of Sao Paulo, holder of identification card RG/SP No. 15.307.343, Individual Taxpayers Registration No. 102.104.068-10("Leite"), STONERIDGE, INC., an Ohio corporation, with head office at 9400 East Market Street, Warren, Ohio, United States of America, in this act represented by its attorney in fact, Coaraci Nogueira do Vale, Brazilian citizen, married, attorney-at-law and consultant, resident and domiciled in the Capital City of the State of Sao Paulo, at Rua Tabapua, 821 - 8th floor, suite 96, holder of Identification Card No. 2.676.014-SSP/SP and Individual Taxpayers' Registration No. 043.359.028-91;. ("Stoneridge"), and P.S.T. Industria Eletronica da Amazonia Ltda., a Brazilian limited liability commercial company with head office at the city of Manaus, the state capital of the State of Amazonas, at Rua Sao Domingos, 86-B and 179, Aleixo, Federal Taxpayers' Registration No. 84.496.066/0001-04, with its Company Agreement recorded at the Commercial Registry of the State of Amazonas, under Nbr. 13200.277.643 on August 27, 1993, and subsequent amendments (the "Company"). Unless otherwise defined herein, capitalized terms used herein are defined in
Section 6 hereof.

                              W I T N E S S E T H :

             WHEREAS, collectively the Quotaholders own 100% (one hundred percent) of the quotas of the Company (the "Quotas," and each a "Quota").

             WHEREAS, the Quotaholders wish to promote the business of manufacturing and selling automotive keyless entry systems and other goods and to expand the present business through a joint venture in the form of the Company; and

             WHEREAS, the Quotaholders understand and acknowledge the importance of mutual trust and the strong spirit of partnership between them in conducting a joint venture such as the one contemplated herein; and accordingly, the Quotaholders agree to endeavor to make all material decisions with respect to the operation of such company in the spirit of partnership and mutual trust.

             NOW, THEREFORE, the Quotaholders hereto agree as follows:

                                    ARTICLE I

                    MANAGEMENT AND OPERATIONS OF THE COMPANY

             1.1 PURPOSE. The purpose of the Company is to continue the conduct of the present business of the Company in the territory of South America and to expand the Company's business to include products to be agreed upon by the Quotaholders by entering into agreements with divisions and Affiliates of Stoneridge or otherwise, on terms to be agreed upon by the parties. It is also contemplated that the Company will license to Stoneridge existing and future technologies of the Company for applications outside of South America; provided that Stoneridge will not compete worldwide with current Company technology and products. The parties acknowledge that Stoneridge has purchased Quotas on the basis that the Company will expand the business in this way and that all Quotaholders will support and agree to such expansion.

             1.2 THE MANAGEMENT; BUSINESS PLAN.

                (a) The Management of the Company (the "Management") shall consist of [four] directors and one President. The directors shall be responsible for the following areas, pursuant to what is described currently in the organizational chart of the Company: Commercial, Engineering, Industrial and Financial and Administrative. The President, with the consent of the Quotaholders, may accumulate the management of one of the areas. Initially, it is defined that Leite shall be the president of the company. Each Quotaholder holding at least 25% of the Company's equity interest shall be entitled to appoint a manager for each 25% interest held by such Quotaholder. A manager appointed by a Quotaholder may be at any time the Quotaholder himself that appointed such manager. A Quotaholder shall have the right to fill a vacancy created by the death, resignation or removal of a manager appointed by such Quotaholder. The eventual non-appointment of a manager by any of the Quotaholders who has the right to appoint said manager shall not prejudice his/its right to appoint a manager pursuant to this Clause. Stoneridge shall have the right to appoint a director who shall serve as the Administrative and Chief Financial Officer of the Company, as well as a director for the industrial area. The Quotaholders and the Company shall promptly take all corporate actions which may be reasonably necessary to carry out the terms of this Section 1.2.

                (b) The Quotaholders shall work together to establish a business plan for the Company, which shall be supplemented and modified not less frequently than annually and shall include a budget for capital investment for expansion, a budget for capital and operating expenses in connection with existing projects, and revenue projections. The Company's affairs shall be conducted in a manner consistent with the highest standards of fair trade, fair competition and business ethics. The Company shall conduct its business and otherwise act in compliance with all applicable laws and regulations.

             1.3 DAY-TO-DAY MANAGEMENT. The day-to-day management of the Company shall be the responsibility of the Management.

             1.4 INSURANCE. The Company shall maintain at all times during the term of this Agreement comprehensive general liability insurance in amounts consistent with good business practices in Brazil [and naming each Quotaholder as additional insureds]. Each policy of insurance purchased by the Company pursuant to the preceding sentence shall be placed with a reputable insurance company acceptable to the Quotaholders. The Quotaholders will work together in good faith to coordinate insurance coverage for the Company and the respective interests of the Quotaholders.

             1.5 MEETINGS OF THE QUOTAHOLDERS. The Quotaholders shall hold at least one meeting every three months. At least one of such meetings each year shall be held at an office of Stoneridge in the United States or Mexico and at least three of such meetings each year shall be held at the head office of the Company in Brazil, or at such other locations as the Quotaholders may agree. The expenses of such meetings, including the travel and other out-of-pocket expenses of the Quotaholders, shall be borne by the Company. Unless otherwise agreed in writing by all managers in respect of any Quotaholders' meeting, all Quotaholders shall be given not less than 21 days notice of a Quotaholders meeting, such notice to be in the Portuguese and English languages sent to each Quotaholder together with an agenda of matters to be discussed or considered at that Quotaholders' meeting.

             1.6 ACTIONS REQUIRING AGREEMENT OF THE QUOTAHOLDERS.

                (a) Notwithstanding the foregoing provisions of this Article neither the Company nor any subsidiary of the Company shall take, or refrain from taking, any of the following actions (x) without complying with all applicable requirements of Brazilian law, and (y) without the prior consent of all Quotaholders;


                    (i) deviate from the business of the Company;

                    (ii) sell, encumber or otherwise dispose of any real estate owned by the Company or any subsidiary (or grant any option or undertake any corresponding commitment); sell, encumber or otherwise dispose of fixed assets of the Company or of any subsidiary (or grant any option or undertake any corresponding commitment), with an aggregate value higher than R$ 10.000,00 (ten thousand reais), said amount monetarily corrected by the IGPM;

                    (iii) incur any indebtedness of the Company for borrowed money in excess of R$ 100.000,00 (one hundred thousand reais) in aggregate principal amount at any one time outstanding, said amount monetarily corrected by the IGPM, except (A) as otherwise contemplated by the annual budget and capital plan, (B) working capital needs, (C) discount of accounts receivable and (D) import financing;

                    (iv) make any loan or advance to, or guarantee for the benefit of, any person or entity, except for loans or advances in the ordinary course of business;

                    (v) enter into, amend or grant a waiver with respect to any arrangement between the Company, on the one hand, and any Quotaholder or their respective Affiliates, directors, officers, employees and other principals (or individuals related by blood or marriage to any such person) or any entity in which any of the foregoing own equity interests, on the other hand;

                    (vi) make any amendment to the Company Agreement;

                    (vii) liquidate, dissolve or effect a recapitalization of the Company or any subsidiary in any form of transaction;

                    (viii) file a voluntary petition for bankruptcy;

                    (ix) merge, split or consolidate the Company or any subsidiary with or into any other entity;

                    (x) incur any Lien upon any property, revenues or assets, whether now owned or hereafter acquired of the Company, in an amount in excess of R$ 10.000,00 (ten thousand reais), said amount monetarily corrected by the IGPM, except for (a) Liens for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established, or (b) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent;


                    (xi) enter into any material contract outside the ordinary course of the Company's business;

                    (xii) purchase fixed assets with an individual value higher than R$ 50.000,00 (fifty thousand reais), said amount monetarily corrected by the IGPM, in any fiscal year;

                    (xiii) form any subsidiary;

                    (xiv) acquire equity securities, or securities exchangeable for or exercisable into, equity securities or notes, obligations, instruments, stock or other securities of another entity or options or commitments therefor, other than short-term investments of retained earnings;

                    (xv) adopt or modify any annual budget and capital plan or establish annual policies with respect to operational aspects of the Company and its subsidiaries;

                    (xvi) establish or modify the compensation and benefits packages for the key management personnel of the Company and its subsidiaries;

                    (xvii) adopt, amend or terminate any employee compensation and benefit plans or other material personnel practices or policies of the Company or any subsidiary, except those arising from collective bargaining;

                    (xviii) acquire another Person or assets outside the ordinary course of business by the Company if the cost of such acquisition or the effect thereof on the Company exceeds R$ 10.000,00 (ten thousand reais), said amount monetarily corrected by the IGPM; or

                    (xix) require or request any capital contribution or loan from any Quotaholder.

                (b) The Quotaholders acknowledge that certain Company actions require the consent or approval of all Quotaholders represented in this Agreement. In case of the death of one of the Quotaholders, the consent or approval of quotaholders shall be determined by the remaining quotaholders. To the extent the Company determines to take any such action, in accordance with this Agreement and at all times subject to Section 1.6, the Quotaholders shall take, and shall cause their nominee representatives to take, the respective actions which may be required of Quotaholders to implement these actions.

             1.7 EARNINGS POLICY ON DISTRIBUTION OF EARNINGS.

             The Quotaholders intend that a substantial portion of the earnings of the Company be used to fund the growth and capital needs of the Company. Accordingly, any distribution of earnings by the Company must be consented to in writing by Quotaholders who hold the total Company capital; provided that the Company will distribute a minimum of 25% of its annual earnings to the Quotaholders.

             1.8 ADDITIONAL FINANCING. The Company shall be financed through capital increase by deliberation of all Quotaholders who represent the total Company capital. The Company may also be financed through indebtedness pursuant to provisions in item 1.6.

             1.9 LICENSING. The Quotaholders intend for Stoneridge and the Company to interchange certain intellectual property, technology and technical assistance that may enhance the operations of each party, if all of the Quotaholders can agree on the terms and conditions of the licensing arrangements. All such arrangements shall be documented with appropriate written license agreements containing compensation and other terms to be agreed upon by the parties and to be duly approved by, and recorded at, the Industrial Property National Institute ("INPI").

             1.10 REPORTS. The Company will send to each Quotaholder full information regarding the operations of the Company, providing, among others, the following documents:

                (a) Annually, by 60 days prior to the close of the corporate year, the annual budget and capital plan for the succeeding year;

                (b) Annually, by 90 days after the close of the corporate year, the audited balance sheet of the Company and the related statements of income and quotaholders' equity for the fiscal year then ended, accompanied by explanatory notes, the report of the Management, and the Opinion of the Independent Auditors;

                (c) Revisions of the annual budget and capital plan, with notes explanatory of the alterations occurring, when issued; and

                (d) Monthly, by 15 days after the close of the prior calendar month, the preliminary balance sheet and operating statement with a report comparing actual financial and operating information to planned financial and operating information. Other reports may be defined pursuant to the need of any Quotaholder and shall be the object of approval by the Directors.

                                   ARTICLE II

               RESTRICTIONS ON ASSIGNMENT AND TRANSFERS OF QUOTAS

             2.1 GENERAL PROHIBITION. No Quotaholder will pledge, mortgage, or otherwise encumber, or sell, transfer, assign, or otherwise dispose of (each, a "Transfer") any Quotas or any interest in any Quotas except with the written consent of all Quotaholders, pursuant to an Exempt Transfer (as defined in Section 2.2) or in accordance with the provisions of this Article II. Any Transfer or series of related Transfers of Quotas by one or more Persons, the effect of which is to directly or indirectly violate the restrictions contained in this Agreement, or any transaction the primary purpose of which is to avoid the restrictions contained in this Agreement, shall be deemed void and of no force or effect.

             2.2 EXEMPT TRANSFERS. The restrictions contained in Section 2.1 shall not apply to any Transfer (i) to which all Quotaholders have agreed in writing, (ii) by a Quotaholder to its Affiliate, permitted by this Section 2.2 is referred to herein as an "Exempt Transfer."


             2.3 RIGHT OF FIRST REFUSAL.

                (a) INTENTION TO SELL. If a Quotaholder wishes to sell all or any portion of the Quotas owned by such Quotaholder to a third party (other than pursuant to an Exempt Transfer), a transferring Quotaholder (a "Selling Quotaholder"), will deliver a written notice (the "Notice of Intention to Sell") to the Company and all other Quotaholders. The Notice of Intention to Sell will disclose in reasonable detail the specified purchaser, the number of Quotas proposed to be transferred (as applicable, the "Offered Quotas"), the proposed selling price per Quota (the "Offer Price"), the proposed purchaser(s), the proposed sale, and the other principal terms and conditions of sale. Such Notice of Intention to Sell will constitute an irrevocable offer to sell to the Company and the other Quotaholders the Offered Quotas for the Offer Price and on the other terms and conditions set forth in the Notice of Intention to Sell, subject to the provisions of this Article II. Leite shall have the right of preference to purchase the Quotas of Ferretti or his spouse or legal heirs, as well as Ferretti shall have the right of preference to purchase the Quotas of Leite or his spouse or legal heirs. The intent to purchase shall be effected in writing by the preferential purchaser within 1 (one) week from the date of said notification of the intention to sell. After the preferential quotaholder expenses his contention, in case there is no interest in said purchase, the Quotas shall be available for the Company and the other quotaholders for the eventual purchase.

                (b) ACCEPTANCE PERIOD. Upon receipt of a Notice of Intention to Sell and for 20 business days from and after the date of such receipt (the "Acceptance Period"), the Company, reciprocal preferential rights for the purchase and sale of Quotas between Messrs. Leite and Ferretti foreseen in item 2.3(a) being observed, will have the right and option to elect to purchase all of such Offered Quotas at the purchase price and on the terms stated in the Notice of Intention to Sell. On or before the expiration of the Acceptance Period, the Company reciprocal preferential rights for the purchase and sale of quotas between Messrs. Leite and Ferretti foreseen in item 2.3(a) being observed, may give the Selling Quotaholder written notice of the Company's intention to exercise its rights to purchase Offered Quotas, subject to the existence of free reserves.

                (c) FAILURE OF COMPANY TO EXERCISE ITS OPTION TO PURCHASE. If the Company fails to elect to purchase all of the Offered Quotas in accordance with the provisions of Sections 2.3(a) and 2.3(b), the Company shall promptly, and in any event within three days after the end of the Acceptance Period, deliver to each Quotaholder other than the Selling Quotaholder (an "Eligible Quotaholder") a copy of the Notice of Intention to Sell and a statement indicating the number of Offered Quotas available for purchase by the other Quotaholders, whereupon each Quotaholder shall have the right and option to elect to purchase its Pro Rata Share of all such Offered Quotas, at the purchase price and on the terms stated in the Notice of Intention to Sell, such election to be made by giving written notice to the Company and the Selling Quotaholder within 45 business days from the date of receipt by an Eligible Quotaholder of the Notice of Intention to Sell (the "Eligible Quotaholder Acceptance Period").

                (d) NOTICE OF ELECTION TO PURCHASE. If any Eligible Quotaholder fails to elect to purchase on a timely basis, or elects in writing not to purchase, all of such Quotaholder's Pro Rata Share of the Offered Quotas pursuant to Section 2.3(c), then, within three business days after the earlier to occur of (A) the expiration of the Eligible Quotaholder Acceptance Period and
(B) receipt by the Company of either written notices of election or non-election from each Eligible Quotaholder, the Company shall give written notice to those Eligible Quotaholders, if any, that have accepted such offer with respect to all of their Pro Rata Share of such Offered Quotas, setting forth the number of Offered Quotas available for purchase pursuant to the Notice of Intention to Sell, and each such Eligible Quotaholder will then have the right and option to, within five business days after receiving notice from the Company, elect to purchase (i) all of such Offered Quotas so available (if there is only one electing Eligible Quotaholder) or (ii) up to its Pro Rata Share of such Offered Quotas so available (if there is more than one electing Eligible Quotaholder) (provided, however, that in determining each such electing Eligible Quotaholder's Pro Rata Share for this provision, the denominator of the Pro Rata Share ratio described in the definition of Pro Rata

Share includes only Quotas held by Eligible Quotaholders electing to purchase their full Pro Rata Share of the Offered Quotas under Section 2.3(c)) or (iii) such Offered Quotas so available in such other proportions as such Eligible Quotaholders may mutually agree, at the purchase price and on the terms stated in the Notice of Intention to Sell. The Company promptly shall notify the Selling Quotaholder in writing of each notice of election received from Eligible Quotaholders.

                (e) SELLING QUOTAHOLDER'S RIGHTS UPON FAILURE TO EXERCISE RIGHT TO PURCHASE ALL OFFERED QUOTAS. If acceptances have not been received by the Selling Quotaholder with respect to all of the Offered Quotas under Sections 2.3(a), 2.3(b), 2.3(c), and 2.3(d), then the Selling Quotaholder may sell all (but not less than all) of the Offered Quotas to the purchaser specified in the Notice of Intention to Sell at the price and upon the terms set forth in the Notice of Intention to Sell, at any time within 20 business days after the last date on which any Eligible Quotaholder shall be entitled to make any election pursuant to the provisions of this Section 2.3. The purchaser(s) specified in the Notice of Intention to Sell must, prior to purchasing the Offered Quotas, agree in writing to become a party to, and to be bound by the provisions of, this Agreement, and the Company will not recognize any Transfer to such purchaser of Offered Quotas until such agreement has been executed and delivered to the Company. If the Offered Quotas are not sold by the Selling Quotaholder during 180 business-days , the right of the Selling Quotaholder to sell such Offered Quotas will expire and such remaining Offered Quotas again will be subject to the restrictions contained in this Agreement and will not thereafter be Transferred except in compliance with this Agreement.

                (f) PAYMENT FOR SELLING QUOTAHOLDER'S OFFERED QUOTAS. Payment by the Company or the Eligible Quotaholders for the Selling Quotaholder's Offered Quotas will be made in a manner that is in accordance with Brazilian law and that is determined by the Selling Quotaholder, against delivery to the party purchasing such Offered Quotas of (i) a signed Purchase and Sale of Quotas Agreement with the obligation for signing a Company Agreement Amendment effecting the assignment and transfer of said quotas, including the granting of irrevocable powers through proper instruments, for the purchasing party or its/his representative to represent the Selling Quotaholder in said Company Agreement Amendment (ii) written representations and warranties of the transferor to the effect that: (A) such Person is the record and beneficial owner of the Quotas being purchased and sold, has good and marketable title thereto and the absolute right to transfer the same to the purchaser, and the same, upon transfer to the purchaser, will be free and clear of all claims, liens, pledges, restrictions (other than restrictions imposed by this Agreement and restrictions under applicable laws) or encumbrances of any nature whatsoever; (B) such Person has full power and capacity to perform the terms of this Agreement relating to such purchase and sale; and (C) any consent or approval of any governmental authority, court or third person necessary to permit the Transfer of the Quotas has been obtained.

                (g) CLOSING DATE. The closing of the sale and assignment and transfer of Offered Quotas being purchased and sold pursuant to this Section 2.3 to the Company or the Eligible Quotaholders, and payment for such Offered Quotas, will be held at a time and place designated by the selling party as follows:

                    (i) If the Company has elected to purchase all of the Offered Quotas, on the tenth business day after the date on which the Selling Quotaholder receives notification of the Company's intention to so purchase; or

                    (ii) In all other cases, on the tenth business day after the last day upon which Eligible Quotaholders can elect to purchase Offered Quotas pursuant to this Section 2.3.

                (h) NON-CASH CONSIDERATION. In the case of a Transfer for consideration consisting in whole or in part of a form other than cash, the Company or any Quotaholder who would be entitled to the rights in Section 2.3 may demand that the Appraised Value (as defined in the following sentence) of the consideration be determined, whereupon the passage of time for acceptance of an offer shall be suspended until the Appraised Value has been determined and reported. "Appraised Value" shall be determined by agreement of the Selling Quotaholder and the parties demanding the appraisal, or, if they are unable to agree within ten days following the demand, such persons shall select an appraiser by unanimous agreement, which appraiser shall determine such Appraised Value within 30 (thirty) business days. If such parties are unable to agree upon an appraiser, the Selling Quotaholder, on the one hand, and the parties demanding appraisal, on the other hand, shall each select an appraiser, and the two appraisers so selected shall select a third appraiser whose determination of Appraised Value shall be final and binding on all parties. The reasonable costs of this procedure shall be borne by the Company.

                (i) RESTRICTIONS. Notwithstanding the foregoing provisions of this Section 2.3 to the contrary, no Quotaholder has the right to sell any Offered Quotas pursuant to a Notice of Intention to Sell if such Quotaholder did not at the time of giving such Notice of Intention to Sell have a good faith belief that the specified purchaser would purchase all of the Offered Quotas, at the price and on the terms contained in the Notice of Intention to Sell.

                (j) PRO RATA SHARE. For purposes of this Article II, a Quotaholder's "Pro Rata Share" of Offered Quotas or of an Eligible Offering (as defined in Section 2.3(c)), will be the proportion that the number of Quotas held by such Quotaholder represents of the aggregate of all Quotas held by all Quotaholders, electing to purchase Offered Quotas or to participate in the Eligible Offering at that time.

             2.4 DEATH/BANKRUPTCY OF QUOTAHOLDER.

                (a) In the event of the death or dissolution of a Quotaholder, or if a Quotaholder shall be judicially declared bankrupt or insolvent, make an assignment for the benefit of, or enter into a compromise with, its creditors, initiate bankruptcy or insolvency proceedings of any kind or proceedings for the appointment of a receiver, manager, judicial manager or similar official with respect to it or any of its assets or become a party to dissolution proceedings (or have any such proceeding instituted against it which is not dismissed within 90 days of the filing thereof) (a "Triggering Event"), then such Quotaholder or the representative of his estate (the "Withdrawn Quotaholder"), shall withdraw from the Company and shall deliver a written notice (the "Death/Bankruptcy Notice") to the Company and the other Quotaholders notifying them of such event. The Company may elect to purchase all or any portion of the Quotas held by the Withdrawn Quotaholder or his estate (the "Relinquished Quotas") for Fair Market Value by delivering a written notice (an "Acceptance Notice") of such election to the Withdrawn Quotaholder and each other Quotaholder within 15 business days after the delivery of the Death/Bankruptcy Notice. Leite shall have the right of preference in the purchase of Quotas held by Ferretti or his spouse or legal heirs, as well as Ferretti shall have the right of preference in the purchase of Quotas held by Leite or his spouse or legal heirs. For purposes of exercising the preference established in this Section 2.4(a), in the circumstance of death, the intention to purchase shall be effected in writing by the preferential buyer within 1 (one) week counting from the knowledge of the intention to sell. After a statement by the preferential buyer, in case there is no interest, the Quotas shall be available for the Company and other Quotaholders for the eventual purchase. The Relinquished Quotas the Company does not elect to purchase, if any (the "First Remaining Relinquished Quotas"), will, as soon as possible after the above 15 business-day period, be offered to the Quotaholders, who may elect to purchase all or less than all of their Pro Rata Share of the First Remaining Relinquished Quotas for Fair Market Value by delivering an Acceptance Notice of such election to the Withdrawn Quotaholder within 30 business days after receipt of the Death/Bankruptcy Notice.

                (b) If any Quotaholder does not elect to purchase all of its Pro Rata Share of the First Remaining Relinquished Quotas, such remaining Relinquished Quotas (collectively, the "Second Remaining Relinquished Quotas") will, as soon as possible after the 30 business-day period referred to in
Section 2.4(a), be offered to those Quotaholders that elected to purchase their entire respective Pro Rata Share of the First Remaining Relinquished Quotas for Fair

Market Value. Such Quotaholders may elect to purchase all or less than all of their entire Pro Rata Share of the Second Remaining Relinquished Quotas, and any remaining portion thereof will be reoffered to Quotaholders that continue to elect to purchase their entire Pro Rata Share of the remaining Relinquished Quotas until no such Quotaholder elects to purchase any additional Relinquished Quotas; provided that a Quotaholder must elect to purchase Second Remaining Relinquished Quotas by delivering an Acceptance Notice of such election within 45 business days after the delivery of the Death/Bankruptcy Notice.

                (c) Any of the Relinquished Quotas that the Quotaholders do not elect to purchase pursuant to clauses (a) and (b) of Section 2.4 will be reoffered to the Company. The Company may elect to purchase such Relinquished Quotas at Fair Market Value by delivering an Acceptance Notice of such election to the Withdrawn Quotaholder within 65 business days after the delivery of the Death/Bankruptcy Notice.

                (d) If Acceptance Notices with respect to all Relinquished Quotas are given within the time periods described above, the Death/Bankruptcy Notice, together with the Acceptance Notice(s) related thereto, will constitute a binding agreement between the parties thereto to buy and to sell the Relinquished Quotas for Fair Market Value, the provisions established in Section 2.4(a) being observed at all times. All Transfers of Offered Quotas pursuant to the foregoing provisions of this Article II will be consummated as soon as practicable, but in any event within 75 business days after delivery of the Death/Bankruptcy Notice; provided, however, that such 75 business-day period shall be extended to the extent necessary to obtain as promptly as practicable any governmental and/or other approvals required in connection with such Transfer.

                (e) If Acceptance Notices with respect to all Relinquished Quotas are not given within the time periods described above, the Withdrawn Quotaholder may, subject to Section 2.6, Transfer any number of the Relinquished Quotas to one or more third parties.

             2.5 COSTS. Except as otherwise provided in this Agreement, the Quotaholder effecting a Transfer shall pay, or reimburse the Company for, all reasonable costs incurred by the Company in connection with the Transfer (including, without limitation, any legal fees incurred in connection with the consideration of the implications thereof under applicable laws).

             2.6 ADDITIONAL RESTRICTIONS. In addition to all other applicable provisions of this Agreement, it shall be forbidden for any purported Transfer to be made (i) within two years from the date of this Agreement, except pursuant to Section 2.4 or Section 3.3, or (ii) unless and until the Company has received a document executed by both the Quotaholder effecting the Transfer and the party to which the Quotas are transferred containing the transferee's agreement to be bound by this Agreement in respect of the Quotas being obtained.


                                   ARTICLE III

                              TERM AND TERMINATION

             3.1 TERM. This Agreement shall be deemed effective as of the date hereof and, unless earlier terminated pursuant to Section 3.2, shall remain in effect so long as the Company remains in existence.

             3.2 TERMINATION.

                (a) This Agreement may be terminated by Stoneridge, subject to
Section 3.6, or by Ferretti and Leite acting collectively, by giving written notice to the other Quotaholder(s) within 30 days of the applicable event, if:

                    (i) the Alternate Quotaholder is in breach of this Agreement (which breach, if not cured, would have a material adverse effect in excess of R$ 100.000,00 (one hundred thousand reais), said amount monetarily corrected by the IGPM, on the operations, property or financial condition of a non-breaching Quotaholder or the Company) (a "Material Breach"), and such breach is not cured within 60 days of receiving written notice from a Quotaholder giving reasonable particulars of such breach or, if such default cannot reasonably be cured within such 60-day period, (A) the Quotaholder in breach fails promptly to take and continue to take all reasonable steps to cure the breach as promptly as practicable after receipt of such notice or (B) at the end of such 60-day period it appears that the breaching Quotaholder will not be able to cure the breach within a commercially reasonable time (not to exceed an additional 60 days); or

                    (ii) a Triggering Event (as defined in Section 2.4(a)) occurs with respect to the Alternate Quotaholder


             (b) This Agreement shall automatically be terminated upon:

                    (i) the written consent of all Quotaholders;

                    (ii) the consummation of the purchase and sale of Quotas pursuant to Article IV.

             3.3 BUYOUT RIGHTS. If Stoneridge, Ferretti or Leite desire to terminate this Agreement pursuant to Section 3.2(a), the party entitled to terminate this Agreement (the "Terminating Party") shall have the right (the "Buy-out Right"), in addition to any other remedy that may be available, to acquire all of the Quotas then owned by the Alternate Quotaholder (the "Called Interest") for a cash price equal to (i) 95% of the Fair Market Value of the Called Interest if this Agreement is terminated pursuant to Section 3.2(a)(i), or (ii) 100% of the Fair Market Value of the Called Interest if this Agreement is terminated pursuant to Section 3.2(a)(ii). The Buy-out Right may only be exercised by the giving of written notice (the "Buy-out Notice") by the Terminating Party to the Alternate Quotaholder within ten days after the end of the cure period referred to in Section 3.2(a)(i). Delivery of the Buy-out Notice shall constitute an irrevocable election by the Terminating Party to exercise the Buy-out Right. The purchase and sale of the Called Interest shall be consummated as soon as practicable following the determination of the Fair Market Value of the Called Interest, but in no event more than 30 days thereafter (subject to any extension necessary to comply with any applicable regulatory requirement). In determining Fair Market Value for purposes of this
Section 3.3 following a Material Breach (as defined in Section 3.2), the effect, if any, of the Material Breach on the Company shall be taken into account.

             3.4 DISSOLUTION AND LIQUIDATION. Upon the termination of this Agreement, unless one Quotaholder acquires all of the Quotas held by all other Quotaholders and the other Quotaholders' Affiliates, the Quotaholders shall cause the Company to be dissolved and liquidated in accordance with applicable law and shall cooperate in good faith with each other for such purpose. Upon the dissolution of the Company, for whatever reason, (i) the Quotaholders shall use their reasonable best efforts to fulfill any customer requirements that remain at such time, and (ii) all of the parties hereto shall receive a world-wide, non-exclusive, paid-up, royalty free, license to use all technology owned by the Company for any purpose (it being understood that technology licensed to the Company will remain the property of the licensor).

             3.5 EFFECT OF TERMINATION; SURVIVAL. The termination of this Agreement for any reason shall not release any Quotaholder from its liability to the Company or the other Quotaholders for accrued obligations and liabilities, and the provisions of Sections 5.1 and 5.2 and Article VI shall survive such termination.

             3.6 PREEMPTION OF RIGHTS. If either of the events described in
Section 3.2(a) (i) or (ii) occurs with respect to either Ferretti or Leite (the "Exiting Quotaholder") but not both, then the other individual Quotaholder shall have the right to purchase the Quotas of the Exiting Quotaholder on the terms set forth in

Section 3.3 and if such Quotas are so purchased Stoneridge shall not have the right to terminate this Agreement as provided in Section 3.2.


                                   ARTICLE IV

                            [Intentionally omitted.]


                                    ARTICLE V

                              ADDITIONAL COVENANTS

             5.1 PROTECTION OF BUSINESS.

                (a) Subject to the provisions of Section 5.1(f), for the period commencing on the date hereof and ending, with respect to each Quotaholder, on the date on which such Quotaholder ceases to own Quotas or on which this Agreement is terminated, whichever is earlier, such party shall not in South America directly or indirectly, whether for its own account or as Quotaholder, partner, joint venturer, director, employee, consultant, agent or otherwise, engage in the automotive security entry system business other than through the Company.

                (b) In the event that during the term of this Agreement Stoneridge determines to conduct the automotive security entry system business outside of South America, it will endeavor to use the technology of the Company in this business, on terms that are mutually agreeable to all Quotaholders.

                (c) If a Quotaholder sells all of his or its Quotas, such Quotaholder agrees not to engage in the automotive security entry system business in South America for two years from the date of such sale.

                (d) If this Agreement is terminated, unless Stoneridge acquires all of the outstanding Quotas, Stoneridge will not engage in the automotive security entry system business in South America for two years from the date of termination, except to service then current customers.

                (e) License agreements to be entered into between the Company and the Quotaholders will govern additional businesses of the Company and the rights the parties will have to engage in these businesses if the Company is dissolved or if this Agreement is terminated.

                (f) The provisions of this Section 5.1 are not intended, and shall not be deemed, to derogate from the obligations of the Quotaholder under or referred to in Section 5.2.

             5.2 CONFIDENTIALITY. License agreements relating to intellectual property, technology and technology assistance shall contain appropriate confidentiality provisions to which the parties thereto and all Quotaholders shall agree.

             5.3 COMPLIANCE with Foreign Corrupt Practices Act; Sensitive Payments. The Company and its principals and agents will comply with the United States Foreign Corrupt Practices Act ("FCPA") and shall adopt, if requested by Stoneridge, any FCPA compliance program recommended by Stoneridge. Each Quotaholder (the "Representing Quotaholder") represents and covenants to the other Quotaholders that no Affiliate, employee, agent or other representative of the Representing Quotaholder or of any Affiliate of the Representing Quotaholder has given or received or shall give or receive any commission, fee, rebate, gift, entertainment or other payment or remuneration of significant cost or value to or from (i) the other Quotaholders, their respective Affiliates, employees, agents or representatives or (ii) the government of Brazil or any agency, political party or official thereof, in connection with the transactions contemplated hereby, which would constitute an illegal act under applicable Brazilian or United States law. Each Quotaholder (the "Notifying Quotaholder") agrees to notify the other Quotaholders promptly in the event of any violation of the foregoing by any Affiliate, employee, agent or representative of the Notifying Quotaholder or any Affiliate thereof. In addition, each Quotaholder, its Affiliates, employees, agents and representatives shall indemnify and hold the other Quotaholders harmless from and against any and all costs, expenses, fines, penalties and other sanctions imposed by any governmental entity as a result of the inaccuracy of the foregoing representation or the breach of any of the foregoing covenants.

             5.4 COMPLIANCE WITH LAWS BY THE COMPANY. The Company shall conduct its business and otherwise act in compliance with all applicable laws and regulations.

             5.5 PERFORMANCE BY THE COMPANY. The Quotaholders shall take all reasonable steps to facilitate the implementation of the transactions contemplated by this Agreement and to cause the Company to acknowledge and perform the obligations on the Company's part to be performed by it hereunder.

             5.6 ADDITIONAL COOPERATION. In the event that any Quotaholder exercises any right under this Agreement to buy or sell, or to cause another party to buy or sell, Quotas or assets of the Company (including, without limitation, pursuant to Articles II or IV), each of the Quotaholders shall use its reasonable best efforts to obtain all necessary approvals of the applicable transaction.

                                   ARTICLE VI

                                  MISCELLANEOUS

             6.1 CERTAIN TERMS AND DEFINITIONS. For the purpose of this Agreement, the following terms shall have the following meanings:

             "Affiliate" of another person shall mean any person directly or indirectly controlling, controlled by, or under common control with, such other person, or any officer or director of any such person or Affiliate thereof.

             "Alternate Quotaholder" means, with respect to Stoneridge, either Ferretti or Leite; and with respect to Ferretti and Leite, acting collectively, Stoneridge.


                  "Fair Market Value" shall mean, with respect to Quotas, the product of (i) the percentage of the equity of the Company represented by such Quotas and
(ii) the Fair Market Value of the Company. The Fair Market Value of the Company shall be the cash price that an unrelated party would pay for all of the outstanding quotas of capital of the Company, in light of all relevant factors in an arm's length transaction in which neither party is compelled to buy or sell. The applicable Fair Market Value shall be determined pursuant to the procedure set forth in the balance of this paragraph. The parties buying and selling Quotas shall negotiate in good faith to determine the Fair Market Value for a 30-day period beginning on the date of the occurrence of the event which triggers the valuation. If the parties cannot agree on the Fair Market Value within such 30-day period, the party or parties buying Quotas, on one hand, and the party or parties selling Quotas, on the other hand, shall each appoint, within ten days after the end of such period, an investment banking firm or other firm with significant experience in the valuation of businesses, having substantial experience in the valuation of Brazilian enterprises similar in size and structure to the Company, other than the accountants or auditors of the Company, of recognized standing, which firms shall be independent of the Quotaholders (each such firm, an "Appraiser"). If either of the parties fails to select an Appraiser within the 30-day period, the Fair Market Value shall be the amount determined by the Appraiser selected by the other party. Each of the Appraisers selected by the parties shall determine the Fair Market Value within a period of 30 days from the date of their selection. In the event of a difference of 10% or less between the Fair Market Value determined by each Appraiser, the Fair Market Value shall be the average of the Fair Market Values determined by the two Appraisers. In the event of a difference of more than 10% between the

Fair Market Values determined by each Appraiser, then a third Appraiser shall be selected by the Appraisers selected by each of the parties. Upon its selection, the third Appraiser shall, within a period of 60 days from the date of its selection, make its determination of the Fair Market Value, and the Fair Market Value shall be the average of the Fair Market Values as determined by the three appraisers. The Quotaholders shall share equally the costs of compensating all of the foregoing Appraisers. The Company shall disclose and make available to the Appraisers all of the information regarding the operations and financial condition of the Company as may be reasonably requested by the Appraisers in order to conduct and conclude their appraisals within the time periods set forth herein.

             "AIGPM" shall mean General Price Index-Market, published by the Getulio Vargas Foundation.

             "Quotaholder" shall mean a party to this Agreement and "Quotaholders" shall mean the Quotaholders collectively.

             "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or any subsidiary, any filing or agreement to file a financing or other statement as debtor under the [Uniform Commercial Code] or any similar statute other than to reflect ownership by a third party of property leased to the Company or any subsidiary under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).


             "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

             6.2 REFORMATION; SEVERABILITY.

                (a) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid under applicable law, such provision will be effective only to the extent of its enforceability or validity, without affecting the enforceability or validity of the remainder of this Agreement, and the Quotaholders agree that such court shall have jurisdiction to reform this Agreement to the maximum extent permitted by law, and the Quotaholders agree to abide by the court's determination. In the event that any such provision of this Agreement cannot be reformed, such provision will be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

                (b) Without limiting the generality of the foregoing, if for any reason any portion of the restrictions contained herein are held to be unreasonable, arbitrary, or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The Quotaholders hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a court of competent jurisdiction shall construe and interpret or reform such provision so that a lesser time period or geographical area which is determined to be reasonable, non arbitrary, and not against public policy may be enforced against the Quotaholders and the Company.

             6.3 COUNTERPARTS; GOVERNING LAW, ARBITRATION AND LANGUAGE.

                (a) This Agreement is simultaneously executed in English and Portuguese; in case of discrepancy between such languages, the Portuguese language shall prevail. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                (b) This Agreement shall be governed by the laws of Brazil. The Courts sitting in the City of Sao Paulo, State of Sao Paulo, shall have exclusive jurisdiction over any questions regarding the construction and interpretation or any controversy or claim arising out of or relating to this Agreement, or the breach thereof or relationship created thereby.

             6.4 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered in two of the following mediums: personally delivered, sent by certified mail (return receipt requested) or sent by facsimile (confirmation of receipt requested) to the respective parties as follows:


          if to Stoneridge:

          Stoneridge, Inc.
          9400 East Market Street
          Warren, Ohio, USA  44484
          Attention:  Mr. Cloyd J. Abruzzo


          with a copy to:

          Baker & Hostetler LLP
          3200 National City Center
          1900 East 9th Street
          Cleveland, Ohio, USA 44114-3485
          Telecopier:  (216) 696-0740
          Attention:  Mr. Avery S. Cohen


          if to Marcos Ferretti:

          Rua Pedro Vieira da Silva, No. 64
          Bl. 1, apt. 41, Jardim Santa Genebra
          01380-570 Campinas, SP
          Brasil


          with a copy to:

          Marcelo Ribeiro de Almeida
          Ernst & Young
          Condominio Sao Luiz - torre I - 7 degrees. andar
          Av. Pres. Juscelino Kubitschek, 1830
          04543-900 Sao Paulo, SP
          Brasil
          if to Sergio de Cerqueira Leite:

          Rua Joaquim Novaes, No. 250
          Apt.62 - Cambui
          13015-140 Campinas, SP
          Brasil

          with a copy to:

          Marcelo Ribeiro de Almeida
          Ernst & Young
          Condominio Sao Luiz - torre I - 7 degrees. andar
          Av. Pres. Juscelino Kubitschek, 1830
          04543-900 Sao Paulo, SP
          Brasil


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt of notice of the change). Notices will be deemed to have been given hereunder when delivered personally, 15 business days after deposit in the mail, or when confirmation of receipt is received; provided, however, that delivery of a notice will be deemed to occur only when the later of the two deliveries is deemed to have been given.

             6.5 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon all of the Quotaholders and their respective permitted successors and assigns, but, except as otherwise provided herein, neither the rights nor the obligations of any Quotaholder hereunder may be voluntarily assigned, in whole or in part, without the prior written consent of all of the other Quotaholders, which consent may be withheld at such Quotaholders' sole discretion.

             6.6 WAIVERS AND AMENDMENTS; PRESERVATION OF REMEDIES. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived only by a written instrument signed by the Quotaholders or, in the case of a waiver, the Quotaholder waiving compliance. No delay on the part of any Quotaholder in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Quotaholder of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other exercise thereof hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any Quotaholder may otherwise have at law or in equity. The rights and remedies of any Quotaholder arising out of or otherwise in respect of any inaccuracy in or breach of any material representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claims of such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the Quotaholders) as to which there is no inaccuracy or breach.

             6.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Quotaholders with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both oral and written, between the Quotaholders hereto with respect to the subject matter hereof.

             6.8 HEADINGS. Descriptive headings in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.


             IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.



                                              /s/  MARCOS FERRETTI
                                           ----------------------------------
                                           MARCOS FERRETTI



                                       /s/ SERGIO DE CERQUEIRA LEITE
                                      ---------------------------------------
                                            SERGIO DE CERQUEIRA LEITE



                                       STONERIDGE, INC.



                                    By: /s/ COARACI NOGUEIRA DO VALE
                                       --------------------------------------
                                         Name: Coaraci Nogueira do Vale
                                         Title: Attorney in fact

                           P.S.T. INDUSTRIA ELETRONICA DA AMAZONIA LTDA.



                      /s/ MARRCOS FERRETTI    /s/ SERGIO DE CERQUEIRA LEITE
                     --------------------------------------------------------
                           Marcos Ferretti        Sergio de Cerqueira Leite



WITNESSES:



---------------------------------------




---------------------------------------